EMPLOYMENT AGREEMENT

            THIS EMPLOYMENT AGREEMENT (hereinafter referred to as the "Agreement") is made and entered into effective January 1, 2001, by and between Rentrak Corporation, an Oregon corporation (hereinafter referred to as "Employer"), and Timothy J. Erwin (hereinafter referred to as "Employee").

                                   WITNESSETH:

            WHEREAS, Employer currently employs Employee in the capacity of Vice President, Customer Relations, and Employee is one of the key executives of the Employer and desires to be so employed;

            WHEREAS, Employer and Employee desire to enter into an Employment Agreement memorializing the terms and conditions of the employment relationship;

            WHEREAS, Employer considers it essential to the best interests of its shareholders to foster the continuous employment of Employee;

            NOW, THEREFORE, in consideration of the mutual promises, covenants, and agreements herein contained, the recitals set forth herein above which by this reference are incorporated herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

            SECTION 1. EMPLOYMENT

            1.01 Position and Title. Employer shall employ and engage the services of Employee, in the position of Vice President, Customer Relations, pursuant to the terms and conditions set forth in this Agreement.

            1.02 Duties and Place of Employment.

                 (a) Employee shall be responsible for, and perform duties customarily performed by executives employed in the position of Vice President, Customer Relations or other duties as may be directed by the Employer, from time to time. Employee shall: (i) devote his full business time which shall include the time he reasonably and in good faith deems necessary to the business and affairs of Employer; (ii) use his best efforts to promote the interests of Employer; (iii) perform faithfully and efficiently his responsibilities and duties; and (iv) refrain from any endeavor outside of his employment which interferes with his ability to perform his obligations hereunder. Employee shall perform the majority of his duties in Portland, Oregon, provided, however, that both parties understand that the position may require frequent travel to other locations as may be directed by Employer from time to time. Subject to the terms of this Agreement, Employee shall comply promptly and faithfully with all of Employer's policies, instructions, directions, requests, rules and regulations.

                 (b) After a Change of Control (as defined below) during the Term of this Agreement, Employee shall continue to serve Employer in the substantially similar capacity and have the substantially similar authority, responsibilities and status as he had as of the date


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

immediately prior to the Change of Control. After a Change of Control, Employee's services shall be performed at the location where Employee was employed as of the date immediately prior to the Change of Control, or at such other location as may be mutually agreed between Employer and Employee.

                 (c) For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred upon the first fulfillment of the conditions set forth in any one of the following three paragraphs:

                      (i) Any "person" (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of Employer, is or becomes a beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Employer, representing twenty-five percent (25%) or more of the combined voting power of Employer's then outstanding securities; or

                      (ii) A majority of the directors elected at any annual or special meeting of stockholders are not individuals nominated by Employer's then incumbent Board; or

                      (iii) The shareholders of Employer approve a merger or consolidation of Employer with any other corporation, other than a merger or consolidation which would result in the voting securities of Employer outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least seventy-five percent (75%) of the combined voting power of the voting securities of Employer or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of Employer approve a plan of complete liquidation of Employer or an agreement for the sale or disposition by Employer of all or substantially all of its assets.

            SECTION 2. TERM AND TERMINATION

            2.01 Stated Term. Employment shall commence on the effective date of this Agreement and shall continue for a term of five years, until December 31, 2006, unless terminated sooner pursuant to this Section 2 ("Term").

            2.02 At Will Termination. Notwithstanding anything herein to the contrary, Employee's employment may be terminated at any time with or without reason by Employer upon thirty (30) days written notice to Employee. At Employer's election, Employee may be relieved of his duties and responsibilities immediately and provided pay in lieu of the thirty (30) days notice. Such pay in lieu of notice shall be in addition to severance owed pursuant to Section 4.03.

            2.03 For Cause Termination. Employee's employment may be terminated by Employer at any time without notice for "cause." Termination for "cause" is defined for purposes of this subsection as termination for: (a) failure of Employee to perform his duties or insubordination; or (b) violation by Employee of any provision of this Agreement.

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


            2.04 Disability or Death. Employee's employment shall be terminable immediately upon Employee's death or disability. "Disability" is defined for purposes of this subsection as a condition that renders Employee unable to perform the essential functions of his employment hereunder with or without reasonable accommodation. The parties agree that due to the importance of Employee's position with Employer, either an indefinite leave or a leave of absence for a period in excess of ninety (90) days (calculated on the same annual basis used by Employer to calculate FMLA leave entitlement) would cause an undue hardship to the Company and would not constitute a reasonable accommodation. Nothing in this Section 2.04 is intended to violate any federal or state law regarding parental or family leave, if applicable.

            2.05 Termination by Employee for Good Reason. Employee's employment may be terminated by Employee at any time for "Good Reason" as that term is defined below. Employee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder. "Good Reason" shall mean a material breach by employer of the terms of this Agreement; provided that Employee shall have no right to terminate this Agreement pursuant to this clause unless Employer has had at least 15 days to cure such failure.

            2.06 Other Termination by Employee. Employee's employment may be terminated by Employee at any time without Good Reason upon thirty (30) days prior written notice to Employer.

            SECTION 3. SALARY AND BENEFITS

            3.01 Base Salary. Commencing on the complete execution of this Agreement, Employee shall be paid an annual base salary in the amount of One Hundred Ten Thousand Dollars ($110,000) ("Base Salary"). The Base Salary shall be paid to Employee in equal semi-monthly installments in arrears, commencing as of the month following the effective date of this Agreement. Should the normal payroll date not be a business day, Employee's semi-monthly installment of the Base Salary otherwise due on such date shall be paid to Employee on the business day closest to the normal payroll date (i.e., if the normal payroll date falls on a Saturday, the semi-monthly installment shall be paid on the preceding business day or if the normal payroll date falls on a Sunday, the semi-monthly installment shall be paid on the next following business day). Employee's Base Salary may be increased by four percent (4%) per annum during the Term of this Agreement, at the discretion of Employer.

            3.02 Bonus. Commencing on the complete execution of this Agreement, Employee shall be eligible to receive an annual bonus as is generally given to Employer's Vice Presidents in accordance with the policies and procedures currently in effect for such bonus program.

            3.03 Vacation and Holidays. Employee shall be entitled to four (4) weeks of paid vacation during each year of his employment during the Term of this Agreement. In addition to the above vacation, Employee shall be entitled to the number of paid holidays provided for under the current policies and procedures in effect from time to time.

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

            3.04 Other Benefits. Employee shall be entitled to medical, dental, life insurance, worker's compensation, social security, long-term disability, and state unemployment insurance benefits as provided under Employer's then current terms, policies, and procedures.

            3.05 Business Expenses. During the Term of this Agreement, Employee shall be entitled to receive reimbursement for all reasonable expenses incurred by Employee in the performance of his duties pursuant to this Agreement in accordance with the policies and procedures of Employer now or hereinafter in effect.

            3.06 Stock Options. Commencing on the complete execution of this Agreement, the Company shall grant Executive an option to purchase Twenty Five Thousand (25,000) shares of the Company's stock at the market rate as set forth in the Company's Stock Option Plan on the date of the execution of this Agreement. Said options shall vest at a rate of 5,000 per year. Such vesting to occur on each anniversary of this Agreement. Said options shall remain exercisable for a period of Ten (10) years from the issue date.

            3.07 Miscellaneous Benefits. In addition to any other compensation or benefits to be received by Employee pursuant to the terms of this Agreement, Employee shall be entitled to participate in any benefits which Employer may from time to time provide all of its Vice Presidents.

SECTION 4.  PAYMENTS UPON TERMINATION OF EMPLOYMENT

            4.01 Termination for Cause. In the event of the termination of Employee's employment by Employer pursuant to Section 2.03, Employer shall pay to Employee the Base Salary accrued pursuant to Section 3.01 through and including the date of termination payable in accordance with applicable state and federal law, but in no event later than ten (10) days from the date of termination. No other compensation shall be due or payable under this Agreement.

            4.02 Termination for Death or Disability.

                 (a) Termination for Death. In the event of the termination of Employee's employment pursuant to Section 2.04 due to his death, Employer shall pay to Employee's estate or legal representative, as the case may be, in a lump sum, the Base Salary accrued pursuant to Section 3.1 through and including the date of termination plus a lump sum severance of Ninety (90) days Base Salary at the rate in effect on the date of Employee's death payable in accordance with applicable state and federal law, but in no event later than ten (10) days from the date of termination. No other compensation shall be due or payable under this Agreement in the event of a termination due to the Employee's death.

                 (b) Termination for Disability. In the event of the termination of Employee's employment pursuant to Section 2.04 due to his disability, Employer shall pay to Employee or his legal representative, as the case may be, in a lump sum, the Base Salary accrued pursuant to Section 3.01 through and including the date of termination, payable in accordance with applicable state and federal law, but in no event later than ten (10) days from the date of termination. During the period of Employee's disability, but prior to Employee's termination of Employment, Employee shall be entitled to receive his compensation as set forth in this


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

Agreement. No other compensation shall be due or payable under this Agreement in the event of a termination due to the Employee's disability.

            4.03 Termination by Employer Without Cause After Change of Control or by Employee for Good Reason. In the event of the termination of Employee's employment by Employer pursuant to Section 2.02 within two (2) years after a Change of Control or by Employee pursuant to Section 2.05, within ten (10) days of termination, Employer shall pay to Employee, in a lump sum, the lesser of (a) all Base Salary which Employer is obligated to pay to Employee pursuant to
Section 3.01 through the Term or (b) one year of Base Salary which Employer is obligated to pay to Employee pursuant to Section 3.01 during the current fiscal year.

            4.04 Other Termination by Employer. In the event of termination of Employee's employment by Employer pursuant to Section 2.02 prior to a Change of Control or more than two (2) years after a Change of Control, Employer shall pay Employee the Base Salary accrued pursuant to Section 3.01 as of the date of termination plus a severance payment in an amount equal to six (6) months Base Salary at the rate at which Employer is obligated to pay Employee pursuant to
Section 3.01 during the current fiscal year, paid pursuant to Employee's normal payroll payment schedule; provided, however, that during the period that Employer is making severance payments pursuant to this Section 4.04, Employer shall have the right to request Employee to provide reasonable evidence that he is using his best efforts to obtain other employment of comparable status in the Portland metropolitan area, and in the event that Employee fails to provide such reasonable evidence, then Employer shall not be obligated to pay any severance payments; and provided further that if Employee is successful in obtaining such employment, the amount of severance payments that would have been payable after the time that Employee obtains such employment shall be reduced by the amount of any remuneration received from such employment. For the purposes of this Section (and solely this Section), "remuneration" shall be defined to include cash payments, the face value of any promissory notes issued to Employee regardless of the terms of payment or whether payments are ever received, stock or stock options valued as of the day granted, or any other compensation given in any form whatsoever.

            4.05 Other Termination by Employee. In the event of the termination of Employee's employment by Employee pursuant to Section 2.06 within ten (10) days of termination, Employer shall pay to Employee only the amount of Base Salary accrued pursuant to Section 3.01 through and including the date of termination. No other compensation shall be due or payable under this Agreement in the event of such a termination.

            4.06 Insurance Benefits. Employee is entitled to elect to continue the medical and dental insurance as described in Section 3.04 for a period of eighteen (18) months following termination of employment. If Employee elects to continue such coverage, Employer shall reimburse Employee for the premiums paid by Employee for such insurance as such premiums are paid until such time as the continued insurance terminates or Employee obtains replacement full-time employment and is covered by such new employer's group medical, health, and life insurance plan with benefits substantially similar to those provided by Employer's insurance plan and without any pre-existing conditions, exclusions, limitations or restrictions, whichever occurs first. Such reimbursement shall be reduced for an amount equivalent to the amounts charged Employee for health coverage immediately prior to the occurrence of the Change of Control.

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


            4.07 Other Compensation. Except as set forth in this Section 4, no other compensation shall be due or payable to Employee upon termination of his employment.

            4.08 Right to Decline Payments. Employee, in his sole and absolute discretion, shall have the right to decline all or a portion of any payments under this Agreement.

            SECTION 5. PERSONAL NATURE

            This Agreement is personal, and is being entered into based upon the singular skill, qualifications and experience of Employee. Employee shall not assign this Agreement or any rights hereunder without the express written consent of Employer which may be withheld with or without reason. Employee hereby grants to Employer the right to use Employee's name, likeness, and/or biography in connection with the services performed by Employee hereunder and in connection with the advertising, promotion or implementation of any Employer-related project with respect to which Employee performs services hereunder.

            SECTION 6. NOTICES

            Any and all notices or other communications required or permitted by this Agreement or by law shall be deemed duly served and given when personally delivered to the party to whom such notice or communication is directed or, in lieu of such personal service, when deposited in the United States mail, certified, return receipt requested, first class postage prepaid, addressed as follows:

            EMPLOYER:         Rentrak Corporation
                                 Attn: Rita Coe
                              7700 N.E. Ambassador Place
                              Portland, Oregon  97220

            EMPLOYEE:         Timothy J. Erwin
                              2397 S.W. Right Pl.
                              Troutdale, OR  97060

Each party may change its address for purposes of this Section by giving written notice of such change in the manner provided for herein.

            SECTION 7. WAIVER AND RELEASE OF CLAIMS

            Employee agrees that one of the purposes of this Agreement is to ensure an amicable relationship between the parties. Therefore, Employee agrees that as a precondition to his entitlement to any severance payment under Section 4.03, he shall sign and deliver a Waiver and Release of Claims Agreement, in a form to be submitted by the Employer at such time. Among other things, such Waiver and Release of Claims Agreement shall fully and finally waive and release any and all claims, demands, and causes of action that Employee might have against Employer, Employer's subsidiaries, affiliates, related entities, Employer's successors and predecessors, past and then current directors, officers, employees, agents and representatives as of the date the waiver and release of claims is signed. In addition, it shall provide that Employee


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

shall not disparage such persons and entities in any manner, directly or indirectly, at any time (except as required by lawful subpoena or court order).

            SECTION 8. MISCELLANEOUS PROVISIONS

            8.01 Attorney Fees; Disputes Concerning Termination.

                 (a) Subject to Section 8.01(b), in the event that it should become necessary for any party to bring an action, either at law or in equity, to enforce or interpret the terms of this Agreement, each party shall pay its own attorney fees, including those incurred in resolving the dispute prior to initiation of any litigation and at trial and on any appeal.

                 (b) The existence of a dispute concerning termination shall not alter Employee's obligation under Section 7 to sign a full waiver and release of claims as a pre-condition to severance payments under Section 4.03.

            8.02 Applicable Law and Venue. This Agreement is executed and intended to be performed largely in the State of Oregon and the laws of such State shall govern its interpretation and effect. If suit is instituted by any party hereto or by any other party for any cause or matter arising from or in connection with the respective rights or obligations of the parties hereunder, the sole jurisdiction and venue for such action shall be the Circuit Court of the State of Oregon in and for the County of Multnomah. The parties hereby waive any and all of their rights to challenge such venue.

            8.03 Integration. Employee has executed an Employee Confidentiality and Noncompetition Agreement (a copy of which (i) as attached hereto as Annex A) which remains in effect and is incorporated into the terms and conditions of employment under this Agreement. Except as set forth in the preceding sentence, this Agreement constitutes the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes and replaces all prior agreements, negotiations, or understandings, whether oral or written, between the parties with respect thereto.

            8.04 Heirs and Assigns. Subject to any restriction on assignment contained herein, this Agreement shall be binding upon and shall inure to the benefit of the respective party's heirs, successors and assigns. Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or subsequently all of the business and/or assets of Employer, by agreement in form and substance satisfactory to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform it if no such succession had taken place. This Agreement shall not be terminated by Employer's voluntary or involuntary dissolution or by any merger or consolidation in which Employer is not the surviving or resulting corporation, or on any transfer of all or substantially all of the assets of Employer. In the event of any such merger, consolidation or transfer of assets, the provisions of this Agreement shall be binding on and inure to the benefit of the surviving business entity or the business entity to which such assets shall be transferred.

            8.05  Severability.  Any  provision in this  Agreement  which is, by
judicial   authority,   declared  illegal,   invalid  or  unenforceable  in  any
jurisdiction  shall,  as to such  jurisdiction,  be


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

ineffective to the extent of such illegality, invalidity or unenforceability without invalidating the remaining provisions hereof or affecting the legality, validity or enforceability of such provision in any other jurisdiction. The parties hereto agree to negotiate in good faith to replace any illegal, invalid or unenforceable provision that, to the extent possible, will preserve the economic bargain of this Agreement, or otherwise to amend this Agreement.

            8.06 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and the counterparts shall together constitute one and the same agreement, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

            8.07 Captions. The headings and captions herein are inserted solely for the purpose of convenience of reference and are not intended to govern, limit, or aid in the construction of any term or provision hereof.

            8.08   Executions.   Each  of  the  parties  hereto  shall  execute,
acknowledge and deliver any instrument necessary to carry out the provisions of this Agreement.

            8.09 Construction. This Agreement has been prepared by legal counsel for Employer. Employee has been advised and by his execution hereof acknowledges, that he has the right to and should have this Agreement reviewed by his own separate legal counsel. This Agreement has been negotiated at arms' length with the benefit of or opportunity to seek legal counsel and, accordingly, shall not be construed against any of the parties.

            8.10 Modification. No waiver, amendment or modification of this Agreement or any portion thereof, including any future representations that are inconsistent with the terms set forth herein, will be valid unless made in writing and duly executed by each party hereto.

            8.11 Acknowledgment. Employee acknowledges that he has read this Agreement, that he has had an opportunity to consult with an attorney regarding the terms and conditions hereof, that he fully understands the meaning and significance of such conditions, and that he accepts and signs this Agreement as his own free act and in full and complete understanding of its present and future legal effect.

            8.12 No Disparagement or Breach of Confidentiality and Noncompetition. In the event that Employee's employment terminates under this Agreement in any manner whatsoever, Employee agrees that, except under compulsion of legal process or at Employer's request, he will make no oral or written comments about Employer or its business for a period of one (1) year following termination of his employment. In the event that Employee breaches this provision of this Agreement, or violates the terms of the Employee Confidentiality and Noncompetition Agreement executed by him, then all severance obligations which Employer may then have under this Agreement shall immediately cease and Employee shall be owed nothing under this Agreement other than wages and benefits earned through the date of the termination of his employment.

            IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

EMPLOYER:                                 EMPLOYEE:

Rentrak Corporation

By: /s/ F. Kim Cox                        /s/ Timothy J. Erwin
----------------------                    ----------------------
F. Kim Cox, President                     Timothy J. Erwin

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